EXHIBIT 7
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of TD Ameritrade Holding Corporation, a Delaware corporation, unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings. The undersigned hereby further agree that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURES
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 13th day of August, 2010.

THE TORONTO-DOMINION BANK
By:	/s/ Christopher A. Montague
	Name:	Christopher A. Montague
	Title:	Executive Vice President and General Counsel

TD DISCOUNT BROKERAGE HOLDINGS LLC
By:	/s/ Frank Tripodi
	Name:	Frank Tripodi
	Title:	Liquidating Trustee

TD DISCOUNT BROKERAGE ACQUISITION LLC
By:	/s/ Frank Tripodi
	Name:	Frank Tripodi
	Title:	Liquidating Trustee

TD DISCOUNT BROKERAGE HEDGING LLC
By:	/s/ Frank Tripodi
	Name:	Frank Tripodi
	Title:	Liquidating Trustee

TD LUXEMBOURG INTERNATIONAL HOLDINGS SARL
By:	/s/ Yves Sawaya
	Name:	Yves Sawaya
	Title:	Manager